Exhibit 10.1

SECOND AMENDMENT TO THE

M.D.C. HOLDINGS, INC.

AMENDED EXECUTIVE OFFICER PERFORMANCE-BASED COMPENSATION PLAN

The stockholders of M.D.C. Holdings, Inc. (the “Company”) on April 29, 2008 approved the Amended Executive Officer Performance-Base Compensation Plan (the “Plan”), which was originally approved by the Company’s stockholders at the Company’s 1994 Annual Meeting of Stockholders. The Plan was amended by the First Amendment effective as of January 1, 2008. All capitalized terms not otherwise defined herein shall have a meaning ascribed to them in the Plan, as amended. This Second Amendment to the Plan is made effective as of June 1, 2011 (“Effective Date”).

RECITAL

Pursuant to the power granted to it by Article V(A) of the Plan, the Compensation Committee (the “Committee”) of M.D.C. Holdings, Inc. hereby amends Article III(C) of the Plan as follows:

AMENDMENTS

1. “2001 Equity Incentive Plan (the “2001 Plan”)” is replaced with “2011 Equity Incentive Plan (the “2011 Plan”)”.

2. “2001 Plan” is replaced in each instance with “2011 Plan.”

This Second Amendment, having been approved by the Committee, has been executed on the date set forth below, to be effective as of the Effective Date set forth above.

M.D.C. HOLDINGS, INC.

By:	/s/ Michael Touff

Its:	Senior Vice President

Date:	June 27, 2011